Exhibit 10.11

MANAGEMENT AGREEMENT

This MANAGEMENT AGREEMENT (this “Agreement”) is entered into as of October 23, 2010, by and among (i) Giraffe Holding, Inc., a Delaware corporation (“Parent”), (ii) Giraffe Acquisition Corporation, a Delaware corporation, (“Acquisition Sub”) and (iii) Bain Capital Partners, LLC (“Bain” or the “Manager”). As used herein, “Company” means, prior to the Merger, Acquisition Sub and its subsidiaries (if any) and, after the Merger, Gymboree and its subsidiaries.

RECITALS

WHEREAS, Parent owns all of the outstanding stock of Acquisition Sub, and Parent and Acquisition Sub have entered into an Agreement and Plan of Merger, dated as of October 11, 2010 (the “Merger Agreement”), among (i) Parent, (ii) Acquisition Sub and (iii) The Gymboree Corporation, a Delaware corporation (“Gymboree”), pursuant to which Acquisition Sub will merge with and into Gymboree (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, in connection with the Merger and related transactions (including the Merger Agreement), the Manager provided advice, analysis and assistance, including without limitation with respect to due diligence investigations and the structuring and negotiation of debt facilities and other matters (the “Financial Advisory Services”); and

WHEREAS, the Company desires to retain the Manager to provide management, consulting and financial and other advisory services (“Services”) to the Company, and the Manager is willing to provide such services on the terms set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Services. The Manager hereby agrees that it will provide the following Services to Parent and/or the Company:

(a) advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide Parent and/or the Company with financing on terms and conditions satisfactory to Parent and/or the Company, as applicable;

(b) financial, managerial and operational advice in connection with day-to-day operations, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Company;

(c) advice in connection with financing, acquisition, disposition, merger, business combination and change of control transactions involving Parent and/or the Company (however structured); and

(d) such other services (which may include financial and strategic planning and analysis, consulting services, human resources and executive recruitment services and other services) as the Manager, on the one hand, and Parent and the Company, on the other hand, may from time to time agree to in writing.

The Manager will devote, in its discretion, such time and efforts to the performance of services contemplated hereby as the Manager deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by the Manager on a weekly, monthly, annual or other basis. Parent and the Company each acknowledge that the Manager’s services are not exclusive to Parent or the Company and that the Manager will render similar services to other Persons. The Manager, Parent and the Company understand that Parent and/or the Company may, at times, engage one or more investment bankers or financial advisers to provide services in addition to, but not in lieu of, Services provided by the Manager under this Agreement. In providing services to Parent and/or the Company, the Manager will act as an independent contractor and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that no party hereto has the right or ability to contract for or on behalf of any other party hereto or to effect any transaction for the account of any other party hereto.

2. Payment of Fees.

(a) The Company will pay to the Manager (or such affiliates of the Manager as the Manager may designate), in consideration of the Manager providing the Financial Advisory Services, an aggregate transaction fee (the “Transaction Fee”) in the amount of $17,000,000, such fee being payable on the earlier of (i) the effective date of the Merger (the “Closing Date”) and (ii) the date the Merger Agreement is terminated.

(b) During the Term (as such term is defined in Section 3 hereof), the Company will pay to the Manager (or such affiliates of the Manager as the Manager may designate), an aggregate annual periodic fee (the “Periodic Fee”) of $3,000,000 in exchange for the ongoing Services provided by the Manager under this Agreement, such fee being payable by the Company quarterly in advance on or before the start of each calendar quarter; provided, however, that the Company will pay the Periodic Fee for the period from the date hereof through December 31, 2010 on the Closing Date. The Periodic Fee will be prorated for any partial period of less than three months. The Manager may elect in its sole discretion to defer the receipt of all or a portion of the Periodic Fee; provided, that any such election to defer shall be made in accordance with and subject to the applicable requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

(c) During the Term, the Manager will advise the Company in connection with financing, acquisition, disposition and change of control transactions involving the Company or any of its direct or indirect subsidiaries (however structured), and the

Company will pay to the Manager (or such affiliates of the Manager as the Manager may designate) an aggregate fee (each a “Subsequent Fee”) in connection with each such transaction equal to one percent (1%) of the gross transaction value of such transaction.

(d) In the case of an Initial Public Offering or a Change of Control (as defined below), the Company shall pay to the Manager (or such affiliates of the Manager as the Manager may designate), in addition to the fees payable above, a lump sum amount equal to the net present value (using a discount rate equal to the then prevailing yield on U.S. Treasury Securities of like maturity) of the Periodic Fees that would have been payable to the Manager with respect to the period from the date of such Initial Public Offering or Change of Control until the end of the Term then in effect (without giving any effect to an early termination of the Term as a result of such Change of Control or Initial Public Offering). Such fee to be due and payable at the closing of such transaction and in the case of financing transactions, whether or not any such financing is actually committed or drawn upon. For purposes of this Agreement, (i) “Change of Control” shall mean (a) any change in the ownership of the capital stock of Parent or the Company if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than the Manager and its affiliates will have the direct or indirect power to elect a majority of the members of the board of directors of Parent or the Company or (b) any change in the ownership of the capital stock of Parent or the Company if, immediately after giving effect thereto, the Manager and its affiliates shall, directly or indirectly, beneficially own less than 50% of the capital stock of Parent or the Company; and (ii) “Initial Public Offering” shall mean the initial public offering and sale of common stock of Parent or the Company for cash pursuant to an effective registration statement under the Securities Act of 1933, as in effect from time to time, registered on Form S-1 (or any successor form under the Securities Act of 1933, as in effect from time to time).

Each payment made pursuant to this Section 2 will be paid by wire transfer of immediately available federal funds to the account specified on Schedule 1 hereto, or to such other account(s) as the Manager may specify to the Company in writing prior to such payment.

3. Term. This Agreement will continue in full force and effect until December 31, 2020; provided that this Agreement shall be automatically extended on such date and each December 31 thereafter for an additional year unless the Company or the Manager provides written notice of its desire not to automatically extend the term of this Agreement to the other parties hereto at least 90 days prior to such December 31; and provided further, however, that (a) the Manager may cause this Agreement to terminate at any time and (b) this Agreement will terminate automatically upon an Initial Public Offering or a Change of Control unless the Company and the Manager determine otherwise (the period on and after the date hereof through the termination hereof being referred to herein as the “Term”); and provided further, however, that each of (x) Sections 4, 5 and 8 hereof (whether in respect of or relating to services rendered during or after the Term) will all survive any termination of this Agreement to the maximum extent permitted under applicable law and (y) any and all accrued and unpaid obligations of the Company owed under Section 2 hereof will be paid promptly upon any termination of this Agreement. At the end of the Term, all obligations of the Manager under this Agreement will terminate and any subsequent services rendered by the Manager to the Company will be separately compensated.

4. Expenses; Indemnification.

(a) Expenses. The Company will pay on demand all Reimbursable Expenses. As used herein, “Reimbursable Expenses” means all (i) expenses incurred or accrued prior to the Closing Date by the Manager or its affiliates in connection with this Agreement, the Merger Agreement, the Merger or any related transactions, consisting of their respective out-of-pocket expenses for travel and other incidentals in connection with such transactions (including, without limitation, all air travel (by first class on a commercial airline or by charter, as determined by the Manager) and other travel related expenses) and the out-of-pocket expenses and the fees and charges of (A) Ropes & Gray LLP, counsel, (B) PricewaterhouseCoopers LLP, accounting firm and (C) any other consultants or advisors, appraisal or valuation firms, information or exchange agents, or other entities retained by the Manager in connection with such transactions, (ii) reasonable out-of-pocket expenses incurred from and after the Closing Date relating to their Affiliated Funds’ (as defined below) investment in, the operations of, or the services provided by the Manager to, the Company or any of its affiliates from time to time (including, without limitation, all air travel (by first class on a commercial airline or by charter, as determined by the Manager) and other reasonable travel related expenses), (iii) reasonable out-of-pocket legal expenses incurred by the Manager or its affiliates from and after the date hereof in connection with the enforcement of rights or taking of actions under this Agreement, under Acquisition Sub’s certificate of incorporation and bylaws, or under any subscription agreements, stockholders agreements, registration rights agreements, voting agreements or similar agreements entered into with the Company in connection with investments in the Company (subject to any applicable limitations on expense reimbursement rights expressly set forth in such agreements) and (iv) expenses incurred from and after the date hereof by the Manager and its affiliates, which the Manager, in its sole discretion, deems properly allocable to the Company under this Agreement.

(b) Indemnity and Liability. The Company hereby indemnifies and agrees to exonerate and hold the Manager, each Affiliated Fund of the Manager, and each of their respective former, current or future, direct or indirect, directors, officers, employees, agents, advisors and affiliates, each former, current or future, direct or indirect holder of any equity interests or securities of the Manager or any Affiliated Fund of the Manager (whether such holder is a limited or general partner, member, stockholder or otherwise), each former, current or future assignee of the Manager or any Affiliated Fund of the Manager and each former, current or future director, officer, employee, agent, advisor, general or limited partner, manager, management company, member, stockholder, affiliate, controlling person, representative and assignee of any of the foregoing (each such person or entity, a “Related Person”) (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, damages and costs and expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), as a result of, arising out of, or in any way relating to (i) this Agreement, the Merger Agreement, the Merger, any transaction to which the Company or any of its affiliates is a party, or any other circumstances with respect to the Company or any of its affiliates or (ii) operations of, or services provided by the Manager to, the Company or any of its affiliates from time to time (including but not limited to any indemnification obligations assumed or incurred by any Indemnitee to or on behalf of the Company, or any of its accountants or other representatives, agents or affiliates) except for any such Indemnified Liabilities arising from such Indemnitee’s willful misconduct. If and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For purposes of this Section 4(b), “willful misconduct” will be deemed to have occurred only if so found in a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any of the foregoing limitations is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company, then such payments shall be promptly repaid by such Indemnitee to the Company. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. Notwithstanding the foregoing or any other provisions hereof, the rights of the Indemnitees (other than the Manager) hereunder may only be exercised on their behalf by the Manager. In this Agreement, (i) “Person” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, or other entity of any kind and (ii) the term “Affiliated Funds” means, with respect to any specified investment fund, any other investment fund that directly or indirectly controls, is controlled by or is under common control with such specified fund or that has the same general partner or primary investment advisor as such specified fund (or a general partner or primary investment advisor that controls, is controlled by or is under common control with the general partner or primary investment advisor of such specified fund).

(c) Indemnification Priority. The Company hereby acknowledges that the rights to indemnification, advancement of expenses and/or insurance provided pursuant to this Section 4 may also be provided to certain Indemnitees by Bain Capital Fund X, L.P. and certain of its affiliates and Affiliated Funds (other than the Company) (collectively, the “Affiliate Indemnitors”) and by insurers providing insurance coverage to the Affiliated Indemnitors. The Company hereby agrees that, as between itself and the Affiliate Indemnitors and their insurers (i) the Company is the indemnitor of first resort with respect to all such indemnifiable claims against such Indemnitees, whether arising under this Agreement or otherwise (i.e., its obligations to such Indemnitees are primary and any obligation of the Affiliate Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnitees are secondary), (ii) the Company shall be required to advance the full amount of expenses incurred by such Indemnitees and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company and such Indemnitee), without regard to any rights such Indemnitee may have against the Affiliate Indemnitors or any of their insurers and (iii) the Company irrevocably waives, relinquishes and releases the Affiliate Indemnitors from any and all claims against the Affiliate Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company agrees to indemnify the Affiliate Indemnitors directly for any amounts that the Affiliate Indemnitors pay as indemnification or advancement on behalf of any such Indemnitee and for which such Indemnitee may be entitled to indemnification from the Company in connection with serving as a director or officer (or equivalent titles) of the Company. The Company further agrees that no advancement or payment by the Affiliate Indemnitors on behalf of any such Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company shall affect the foregoing and the Affiliate Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company, and the Company shall cooperate with the Indemnitee in pursuing such rights.

5. Disclaimer and Limitation of Liability; Opportunities.

(a) Disclaimer; Standard of Care. The Manager does not make any representations or warranties, express or implied, in respect of the Services to be provided by the Manager hereunder. In no event will the Manager or any of the Indemnitees be liable to Parent, the Company or any of their respective affiliates for any act, alleged act, omission or alleged omission that does not constitute willful misconduct of the Manager as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b) Freedom to Pursue Opportunities. In recognition that the Manager and its respective Indemnitees currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which the Manager or its Indemnitees may serve as an advisor, a director or in some other capacity, and in recognition that the Manager and its respective Indemnitees have a myriad of duties to various investors and partners, and in anticipation that Parent and/or the Company, on the one hand, and the Manager (or one or more affiliates, associated investment funds or portfolio companies, or clients of the Manager), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by Parent and the Company hereunder and in recognition of the difficulties that may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 5(b) are set forth to regulate, define and guide the conduct of certain affairs of Parent and the Company as they may involve the Manager. Except as the Manager may otherwise agree in writing after the date hereof:

(i) The Manager and its Indemnitees will have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, Parent, the Company or any of their respective subsidiaries) or invest, own or deal in securities of any other Person so engaged in any business, (B) to directly or indirectly do business with any client or customer of Parent, the Company or any of their respective subsidiaries or, (C) to take any other action that the Manager believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 5(b) and (D) not to present potential transactions, matters or business opportunities to Parent, the Company or any of their respective subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another Person.

(ii) The Manager and its respective Indemnitees will have no duty (contractual or otherwise) to communicate or present any corporate opportunities to Parent, the Company or any of their respective affiliates or to refrain from any actions specified in Section 5(b)(i) hereof, and Parent and the Company, on their own behalf and on behalf of their respective affiliates, each hereby renounces and waives any right to require the Manager or any of its Indemnitees to act in a manner inconsistent with the provisions of this Section 5(b).

(iii) The Manager and its Indemnitees will not be liable to Parent, the Company or any of their respective affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 5(b) or of any such Person’s participation therein.

(c) Limitation of Liability. In no event will the Manager or any of its Indemnitees be liable to Parent, the Company or any of their respective affiliates for any indirect, special, punitive, incidental, exemplory or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to the Services to be provided by the Manager hereunder. Additionally, in no event shall the aggregate liability of the Manager and all of its Indemnitees with respect to this Agreement or any Services provided hereunder exceed the fees received by the Manager pursuant to Section 2 of this Agreement.

6. Assignment, etc. Except as provided below, no party hereto has the right to assign this Agreement without the prior written consent of each of the other parties. Notwithstanding the foregoing, (a) the Manager may assign all or part of its rights and obligations hereunder to any affiliate of the Manager that provides services similar to those called for by this Agreement, in which event the Manager will be released of all of its rights and obligations hereunder and (b) the provisions hereof for the benefit of Indemnitees (other than the Manager itself) or Affiliate Indemnitors shall also inure to the benefit of such other Indemnitees, Affiliate Indemnitors and their respective successors and assigns.

7. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement will be effective, unless in writing and executed by the Manager and Acquisition Sub (or their respective successors); provided, that the Manager may individually agree to waive or reduce any fee to which it is entitled pursuant to this Agreement, and, unless otherwise directed by the Manager, such waived portion shall revert to the Company. No waiver on any one occasion will extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any Person nor any delay or omission in exercising any right or remedy will constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

8. Governing Law; Jurisdiction.

(a) Choice of Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York.

(b) Consent to Jurisdiction. Each of the parties hereto agrees that all actions, suits or proceedings arising out of, based upon or relating to this Agreement or the subject matter hereof will be brought and maintained exclusively in the federal and state courts of the State of New York, City of New York, County of New York. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York, City of New York, County of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard will be deemed to be included in clause (i) above. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 10 hereof is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 10 hereof does not constitute good and sufficient service of process. The provisions of this Section 8 will not restrict the ability of any party to enforce in any court any judgment obtained in a court included in clause (i) above.

(c) Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND

COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF, BASED UPON OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY EACH OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 8(C) CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH PARTY IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9. Entire Agreement, Etc. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto. Parent and each of its subsidiaries party shall be jointly and severally liable for all obligations of the Company or any other of its subsidiaries hereunder.

10. Notice. All notices, demands, and communications required or permitted under this Agreement will be in writing and will be effective if served upon such other party and such other party’s copied persons as specified below to the address set forth for it below (or to such other address as such party will have specified by notice to each other party) if (i) delivered personally, (ii) sent and received by facsimile or (iii) sent by certified or registered mail or by Federal Express, DHL, UPS or any other comparably reputable overnight courier service, postage prepaid, to the appropriate address as follows:

If to the Company (after the Closing Date), to it at:

c/o The Gymboree Corporation

500 Howard Street

San Francisco, CA 94105

Attention: General Counsel

Facsimile: (415) 278-7562

with copies to:

Bain Capital Partners, LLC

111 Huntington Avenue

Boston, MA 02199

Facsimile: (617) 516-2010

Attention: General Counsel

Ropes & Gray LLP

The Prudential Tower

800 Boylston Street

Boston, Massachusetts 02119

Facsimile: (617) 951-7050

Attention: R. Newcomb Stillwell

                  C. Todd Boes

If to the Company (prior to and on the Closing Date), Holdco or Bain, to it, care of:

Bain Capital Partners, LLC

111 Huntington Avenue

Boston, MA 02199

Facsimile: (617) 516-2010

Attention: General Counsel

with copies to:

Ropes & Gray LLP

The Prudential Tower

800 Boylston Street

Boston, Massachusetts 02119

Facsimile: (617) 951-7050

Attention:

                    R. Newcomb Stillwell

                    C. Todd Boes

Unless otherwise specified herein, such notices or other communications will be deemed effective, (a) on the date received, if personally delivered or sent by facsimile during normal business hours, (b) on the business day after being received if sent by facsimile other than during normal business hours, (c) one business day after being sent by Federal Express, DHL or UPS or other comparably reputable delivery service and (d) five business days after being sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

11. Severability. If in any judicial or arbitral proceedings a court or arbitrator refuses to enforce any provision of this Agreement, then such unenforceable provision will be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced, and the parties hereto shall negotiate in good faith to seek to enter into substitute provisions incorporating, as nearly as possible, the purpose, intent and effect of such unenforceable provision. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof is found to be invalid or unenforceable, such provision will be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

12. Miscellaneous

(a) Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

(b) Interpretation. The headings contained in this Agreement are for convenience of reference only and will not in any way affect the meaning or interpretation hereof. As used herein the word “including” shall be deemed to mean “including without limitation”. This Agreement reflects the mutual intent of the parties and no rule of construction against the drafting party shall apply.

(c) No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer, and, except for Indemnitees and Affiliate Indemnitors, each as defined in Section 4 hereof (but subject to the rights of the Manager to exercise the rights of the same), no provision hereof shall confer third party beneficiary rights upon any other Person.

[The remainder of this page is intentionally left blank. Signatures immediately follow.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

ACQUISITION SUB:	GIRAFFE ACQUISITION CORPORATION

	By:	/s/ Jordan Hitch
	Name:	Jordan Hitch
	Title:	Authorized Signatory

PARENT:	GIRAFFE HOLDING, INC.

	By:	/s/ Jordan Hitch
	Name:	Jordan Hitch
	Title:	Authorized Signatory

MANAGER:	BAIN CAPITAL PARTNERS, LLC

	By:	BAIN CAPITAL INVESTORS, LLC, it Managing Member

	By:	/s/ Jordan Hitch
	Name:	Jordan Hitch
	Title:	Authorized Signatory